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                                                                    EXHIBIT 10.1

[Crestmark Bank Letterhead]


                                                                  April 24, 2003


Bruce J. Barrett, President
Somanetics Corporation
1652 E. Maple Road
Troy, Michigan 48083-4208

      RE:  Renewal Commitment Fee

Dear Mr. Barrett:

      Pursuant to our conversation, if Somanetics Corporation ("Borrower") wishes to maintain its lending relationship with Crestmark Bank (the "Bank"), we hereby request that Borrower remit to the Bank a renewal commitment fee in the amount of $5,000, which fee shall be applicable for the remainder of the 2003 calendar year. If Borrower would like to continue the lending relationship into 2004, please contact us prior to year-end so that we can negotiate the terms of a new lending relationship.

      Further, please be advised that the Bank will no longer perform month-end reconciliations on behalf of Borrower, unless Borrower informs the Bank that it intends to draw on its line of credit. If Borrower wishes to use its line of credit, please inform the Bank at least thirty (30) days in advance.

      If you have any questions concerning the renewal commitment fee, please do not hesitate to contact me. Please acknowledge your receipt and understanding of this correspondence by signing below and returning an executed copy to me.

Sincerely,
/s/ Thomas Frattini
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Thomas Frattini
Assistant Vice President

THE FOREGOING IS ACCEPTABLE:
SOMANETICS CORPORATION
By:/s/ Bruce J. Barrett
-----------------------
Bruce J. Barrett
Its:  President